Exhibit 99.1

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Investor Relations
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Delta Reports Financial and Operating Performance for October 2016

ATLANTA, November 2, 2016 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for October 2016.

Consolidated passenger unit revenue (PRASM) for the month of October declined 6.5% year over year, in-line with expectations. The company continued to see stabilization of close-in domestic yields in October, while results were pressured by the supply-demand imbalance in the Transatlantic and a ~2 point headwind from holiday timing.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results

October consolidated PRASM change year over year	(6.5)%
October mainline completion factor	99.4%
October on-time performance (preliminary DOT A14)	92.1%

Delta Air Lines serves nearly 180 million customers each year. In 2016, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the fifth time in six years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented five consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 312 destinations in 54 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Oct 2016	Oct 2015	Change		Oct 2016	Oct 2015	Change

RPMs (000):
Domestic	11,074,467	10,919,236	1.4%		109,672,804	106,018,825	3.4%
Delta Mainline	9,276,173	9,087,736	2.1%		92,307,797	88,564,128	4.2%
Regional	1,798,293	1,831,500	(1.8%)		17,365,007	17,454,697	(0.5%)
International	6,500,307	6,715,074	(3.2%)		71,005,238	71,667,228	(0.9%)
Latin America	1,292,562	1,293,338	(0.1%)		16,629,295	16,012,222	3.9%
Delta Mainline	1,252,902	1,256,476	(0.3%)		16,162,738	15,680,674	3.1%
Regional	39,660	36,862	7.6%		466,557	331,548	40.7%
Atlantic	3,389,437	3,546,296	(4.4%)		34,757,052	35,214,730	(1.3%)
Pacific	1,818,309	1,875,440	(3.0%)		19,618,890	20,440,276	(4.0%)
Total System	17,574,774	17,634,310	(0.3%)		180,678,042	177,686,053	1.7%

ASMs (000):
Domestic	12,739,425	12,426,850	2.5%		128,913,084	123,146,459	4.7%
Delta Mainline	10,550,738	10,226,577	3.2%		107,223,561	101,538,326	5.6%
Regional	2,188,687	2,200,273	(0.5%)		21,689,524	21,608,133	0.4%
International	7,909,833	7,867,831	0.5%		84,877,941	85,713,494	(1.0%)
Latin America	1,506,192	1,564,807	(3.7%)		19,598,762	19,323,763	1.4%
Delta Mainline	1,453,678	1,517,294	(4.2%)		19,014,575	18,901,506	0.6%
Regional	52,514	47,513	10.5%		584,187	422,257	38.3%
Atlantic	4,285,822	4,117,636	4.1%		43,000,165	42,590,630	1.0%
Pacific	2,117,820	2,185,388	(3.1%)		22,279,014	23,799,101	(6.4%)
Total System	20,649,258	20,294,681	1.7%		213,791,025	208,859,953	2.4%

Load Factor:
Domestic	86.9%	87.9%	(1.0)	pts	85.1%	86.1%	(1.0)	pts
Delta Mainline	87.9%	88.9%	(1.0)	pts	86.1%	87.2%	(1.1)	pts
Regional	82.2%	83.2%	(1.0)	pts	80.1%	80.8%	(0.7)	pts
International	82.2%	85.3%	(3.1)	pts	83.7%	83.6%	0.1	pts
Latin America	85.8%	82.7%	3.1	pts	84.8%	82.9%	1.9	pts
Delta Mainline	86.2%	82.8%	3.4	pts	85.0%	83.0%	2.0	pts
Regional	75.5%	77.6%	(2.1)	pts	79.9%	78.5%	1.4	pts
Atlantic	79.1%	86.1%	(7.0)	pts	80.8%	82.7%	(1.9)	pts
Pacific	85.9%	85.8%	0.1	pts	88.1%	85.9%	2.2	pts
Total System	85.1%	86.9%	(1.8)	pts	84.5%	85.1%	(0.6)	pts

Mainline Completion Factor	99.4%	100.0%	(0.6)	pts

Passengers Boarded	15,710,418	15,621,451	0.6%		154,415,389	150,780,612	2.4%

Cargo Ton Miles (000):	181,214	192,505	(5.9%)		1,655,312	1,849,762	(10.5%)

[a] Results include flights operated under contract carrier arrangements